Certification under Rule 466
                          ----------------------------

      The depositary, JPMorgan Chase Bank, N.A. represents and certifies the following:

            (1) That it previously had filed a registration statement on Form F-6 (Anglo American PLC, 33-83278), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement except for the number of foreign securities a Depositary Share represents.

            (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                            JPMORGAN CHASE BANK, N.A.,
                                            as Depositary


                                            By: /s/Joseph M. Leinhauser
                                                ------------------------------
                                            Name: Joseph M. Leinhauser
                                            Title: Vice President